Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Annual Report on Form 10-K of Helios and Matheson Analytics Inc. for the year ended December 31, 2014, I, Divya Ramachandran, the Principal Executive Officer of Helios and Matheson Analytics Inc., hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	such Annual Report on Form 10-K for the year ended December 31, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

the information contained in such Annual Report on Form 10-K for the year ended December 31, 2014 fairly presents, in all material respects, the financial condition and results of operations of Helios and Matheson Analytics Inc., on a consolidated basis.

This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Annual Report on Form 10-K.

Date:	March 27, 2015	/s/ Divya Ramachandran
Name: Divya Ramachandran Title: President and Chief Executive Officer (Principal Executive Officer)

A signed original of this written statement required by §906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.